UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 22, 2016, A. Schulman, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the appointment of Gary A. Miller as chief operating officer of the Company. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original Form 8-K to provide a brief description of material changes to Mr. Miller’s compensatory arrangements in connection with his appointment, as determined by the Company on September 22, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2016, A. Schulman, Inc. (the “Company”) determined that in connection with the appointment of Gary A. Miller as chief operating officer of the Company, Mr. Miller’s base salary would be increased to $375,000 effective September 1, 2016, and he would be eligible during fiscal year 2017 (a) to participate in the Company’s annual bonus plan at a target benefit of 75% of his base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics during fiscal year 2017, and (b) to participate in the Company’s long-term incentive plan at a target benefit of 175% of his base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics over a three-year performance period. No other grants or awards were made to Mr. Miller in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean R. Horton
Andrean R. Horton
Executive Vice President & Chief Legal Officer

Date: September 28, 2016